Ex. 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S. C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the quarterly report on Form 10-Q for the quarter ended March 31, 2021 (the “Report”) by Aytu BioPharma, Inc. (the “Company”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 17, 2021

	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer (Principal Executive Officer)

Date: May 17, 2021

	By:	/s/ Richard Eisenstadt
Richard Eisenstadt
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)